Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC", FILED IN THIS OFFICE ON THE EIGHTH DAY OF MARCH, A.D. 2007, AT 6:30 O'CLOCK P.M.

Harriet Smith Windsor, Secretary of State

4314001 8100

070298493

AUTHENTICATION: 5493493

DATE: 03-09-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:27 PM 03/08/2007
FILED 06:30 PM 03/08/2007
SRV 070298493 - 4314001 FILE

CERTIFICATE OF FORMATION

OF

ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC

This Certificate of Formation of ML Transtrend DTP Enhanced FuturesAccess LLC (the "LLC"), dated as of March 7, 2007, is being duly executed and filed by Stephen M. M. Miller, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is ML Transtrend DTP Enhanced FuturesAccess LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

Stephen M. M. Miller
Authorized Person